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                                                              EXHIBIT EX-23

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 2-83724, 33-12324 and 33-38267) of our report dated March 24, 1995 on the financial statements included in the Annual Report on Form 11-K of Transamerica Corporation Employees Stock Savings Plan for the year ended December 31, 1994.







Ernst & Young L.L.P.

Los Angeles, California
March 24, 1995